Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Second Quarter 2006 Results

Net Income Up 45%

JACKSONVILLE, Fla. (July 27, 2006) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the second quarter and six months ended June 30, 2006. The Company reported revenue of $468 million and diluted net income per common share of $0.18 for the quarter ended June 30, 2006, compared with revenue of $425 million and diluted net income per common share of $0.12 for the year-earlier period. Diluted net income per common share was at the high end of the range of guidance previously provided by management, and revenue exceeded the range of guidance previously provided by management.

Company management has outlined four strategic initiatives in recent communications: increasing professional staffing revenues to boost business diversity; increasing highly profitable permanent placement sales; completing targeted acquisitions as a means of entering new geographies and new specialties; and using pricing discipline to improve gross margin and operating margin. Second quarter results showed that the Company is succeeding with each of these initiatives. Revenue from the professional staffing operations reached 56% of total revenue, up from 41% in the year 2002. Permanent placement sales were up 35% versus the second quarter of 2005 and reached nearly 5% of total revenue. Two targeted acquisitions were announced, one each in the European professional staffing business unit and in the North America healthcare staffing business unit. Finally, gross margin improved by 190 basis points versus the second quarter of 2005, due primarily to continued pricing discipline.

Second Quarter Summary

•	Revenue was $468 million, up 10% versus the second quarter of 2005 and 7% sequentially versus the first quarter of 2006;

•	Excluding the impacts of acquisitions and changes in foreign currency exchange rates, revenue increased 6% versus the second quarter of 2005 and 2% sequentially versus the first quarter of 2006;

•	Diluted net income per common share was $0.18, up 50% from the second quarter of 2005 and 20% sequentially versus the first quarter of 2006;

•	Diluted net income per common share for the second quarter included a $0.01 impact from share-based compensation cost, primarily from restricted stock expense;

•	Operating income was $30 million, up 51% versus the second quarter of 2005 and 24% sequentially versus the first quarter of 2006;

•	Cash flow from operations was $12 million during the second quarter;

•	The Company repurchased $19 million in MPS Group common stock during the quarter;

•	The Board of Directors increased the stock buyback authorization to $65 million;

•	The Company had cash of $130 million at the end of the second quarter.

-MORE- 1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax www.mpsgroup.com

MPS Group Reports Second Quarter Results

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July 27, 2006

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $264 million for the second quarter of 2006, representing 56% of total Company revenue. Below is further discussion of the second quarter performance of the Professional Services division’s two reporting segments.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare. In the second quarter, this segment’s revenue increased 20% versus the second quarter of 2005 and 7% sequentially versus the first quarter of 2006. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 11% versus the second quarter of 2005. This segment increased operating income by 43% versus the second quarter of 2005.

Second quarter revenue for Entegee, the Company’s engineering staffing business, increased 13% versus the second quarter of 2005. Special Counsel, the Company’s legal staffing unit, reported revenue growth of 10% versus the second quarter of 2005. Revenue from Accounting Principals, the Company’s finance and accounting staffing unit, rose 20% versus the second quarter of 2005, which included the results from two previously announced acquisitions.

During the quarter, Soliant Health, the healthcare staffing unit of MPS, announced that it had acquired the pharmacy staffing business of Cardinal Health, which contributed to a 65% year-over-year increase in revenue. Excluding the impact of acquisitions, Soliant Health revenue increased 17% versus the second quarter of 2005. While Soliant Health experienced solid results across all of its healthcare specialties, demand for nurses was particularly strong.

Overall, demand for both contract staffing and permanent placement services remains strong across all of the Company’s North American Professional Staffing business units. Furthermore, the recruiting market for qualified professionals remains tight, particularly in the areas of accounting and finance and healthcare.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services.

For the second quarter of 2006, Badenoch & Clark revenue increased 15% and operating income increased 34% versus the second quarter of 2005. Excluding the impact of changes in foreign currency exchange rates and acquisitions, revenue grew 9% versus the second quarter of 2005. During the quarter, the Company announced that it had acquired Corinthe Holding B.V., a leading provider of professional staffing and executive search services based in the Netherlands.

The acquisition of Corinthe represents an important milestone in the execution of Badenoch & Clark’s European expansion strategy. Corinthe’s high-end service offerings will enhance Badenoch & Clark’s financial profile and will give Badenoch & Clark new service delivery capabilities within the Dutch market. MPS Group expects to continue to expand both its European professional staffing and European IT staffing businesses.

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MPS Group Reports Second Quarter Results

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July 27, 2006

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $204 million for the second quarter of 2006, representing 44% of total Company revenue. Below is further discussion of the second quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $141 million for the second quarter of 2006, an increase of 11% versus the second quarter of 2005 and 7% sequentially versus the first quarter of 2006. Operating income from the North American Information Technology Services segment increased 37% versus the prior-year period. Overall gross margin from the segment reached 29.8% in the second quarter, up 150 basis points versus the 2005 second quarter.

MPS Group was encouraged by the second quarter performance of Modis, its largest business unit. Revenue was up 9% versus the second quarter of 2005 and 4% sequentially versus the first quarter of 2006. This increase in revenue was achieved despite continuing pricing discipline and a focus on higher-margin client relationships, as Modis’ gross margin on contractor sales improved both year over year and sequentially. Further, during the quarter, over 2% of Modis’ revenue came from permanent placement sales, representing a 73% increase over the prior year’s second quarter. These factors all contributed to strong profitability for Modis during the quarter.

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and Continental Europe. This segment’s profitability continued to benefit from the execution of its plan to focus on higher-margin businesses, with second quarter operating income increasing 76% versus the same quarter last year. Overall gross margin reached 15.9% in the second quarter, an improvement of 370 basis points versus the second quarter of 2005 and 80 basis points versus the first quarter of 2006.

Capital Update

During the second quarter, the Company generated operating cash flow of $12 million. MPS Group used $19 million during the quarter to purchase its stock. At the close of the second quarter, the Company had a cash balance of $130 million and no borrowings outstanding under its credit facility.

MPS Group intends to use cash on hand primarily to complete strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business. In addition, the Board of Directors of MPS Group recently increased the stock buyback authorization to $65 million.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “We were pleased with the success we had during the quarter in executing our strategic initiatives, which led to strong profitability. Because we deliver candidates with very specialized, hard-to-find, white-collar skills, we continue to see strong demand for our services as well as some tightness in the recruiting market. Because of this tightness, it is important that we continue to exhibit pricing discipline in our client relationships. While such discipline may preclude us from doing business with certain clients or potential clients, we believe it is the best approach. We are very pleased with the job our people are doing.”

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MPS Group Reports Second Quarter Results

July 27, 2006

“We continue to produce strong operating leverage in our business derived primarily from improvements in gross margins, which contributed to the 45% increase in net income in the second quarter of 2006 versus the second quarter of 2005,” added Robert Crouch, MPS Chief Financial Officer. “We expect third quarter revenue and diluted net income per common share to be in the range of $470 million to $490 million and $0.18 to $0.20, respectively. The diluted net income per common share estimate includes a $0.01 impact from share-based compensation expense.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 981-5543.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on August 3. To access the telephonic replay, please dial (719) 457-0820 and enter 1184825 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of our Form 10-K for 2005 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Reports Second-Quarter 2006 Results

July 27, 2006

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating Highlights:
Revenue:
North American Professional Services	$157,683	$131,766	$304,952	$257,175
European Professional Services	106,308	92,539	204,001	177,125
North American Information Technology Services	140,704	126,232	272,229	251,725
European Information Technology Services	63,730	74,299	126,552	146,520

Total revenue	468,425	424,836	907,734	832,545

Gross profit:
North American Professional Services	47,395	39,359	91,878	75,265
European Professional Services	31,564	26,833	58,522	50,672
North American Information Technology Services	41,871	35,676	78,043	68,633
European Information Technology Services	10,150	9,051	19,653	18,283

Total gross profit	130,980	110,919	248,096	212,853

Operating income:
North American Professional Services	14,550	10,205	27,872	17,432
European Professional Services	8,664	6,469	15,888	11,855
North American Information Technology Services	12,328	9,006	21,386	16,996
European Information Technology Services	1,638	931	3,005	1,936

Operating income before unallocated corporate expenses	37,180	26,611	68,151	48,219
Unallocated corporate expenses	7,221	6,766	13,945	13,775

Total operating income	29,959	19,845	54,206	34,444
Other income, net	1,158	682	2,734	1,284

Income before provision for income taxes	31,117	20,527	56,940	35,728
Provision for income taxes	12,109	7,416	21,922	13,268

Net income	$19,008	$13,111	$35,018	$22,460

Diluted net income per common share	$0.18	$0.12	$0.33	$0.21

Diluted common shares outstanding	105,329	105,499	105,046	106,287

			As of
			June 30, 2006	December 31, 2005
Cash and cash equivalents			$130,149	$142,951
Accounts receivable, net of allowance			281,715	244,506
Other			34,756	28,971

Current assets			446,620	416,428
Long-term assets			645,758	611,578

Total assets			$1,092,378	$1,028,006

Current liabilities			$153,147	$136,569
Other			16,595	15,397
Stockholders’ equity			922,636	876,040

Total liabilities and stockholders’ equity			$1,092,378	$1,028,006

Working capital			$293,473	$279,859

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MPS Group Reports Second-Quarter 2006 Results

July 27, 2006

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
EBITDA	$33,939	$23,581	$61,660	$42,297
Depreciation and intangibles amortization	3,980	3,736	7,454	7,853

Operating income	29,959	19,845	54,206	34,444
Other income, net	1,158	682	2,734	1,284

Income before provision for income taxes	31,117	20,527	56,940	35,728
Provision for income taxes	12,109	7,416	21,922	13,268

Net income	$19,008	$13,111	$35,018	$22,460

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	Professional NA Segment	Badenoch & Clark	Soliant Health
Revenue growth rate 2Q2005 to 2Q2006, excluding acquisitions and the effects of changes in currency	5.9%	10.5%	9.0%	17.2%
Revenue growth rate contributed from acquisitions	5.0%	9.2%	7.7%	48.0%
Revenue growth rate contributed from effects of changes in currency	-0.6%	—	-1.8%	—

GAAP revenue growth rate 2Q2005 to 2Q2006	10.3%	19.7%	14.9%	65.2%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates
				MPS Group
Revenue growth rate 1Q2006 to 2Q2006, excluding acquisitions and the effects of changes in currency				2.0%
Revenue growth rate contributed from acquisitions				3.0%
Revenue growth rate contributed from effects of changes in currency				1.6%

GAAP revenue growth rate 1Q2006 to 2Q2006				6.6%

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